Exhibit 8.3

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3 Canada

Tel: 604-631-3300  Fax: 604-631-3309

September 28, 2018

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Dear Sirs/Mesdames:

Re:	Seaspan Corporation – Form F-3 Registration Statement

We have acted as Canadian tax counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the filing of the Company’s Registration Statement on Form F-3, dated September 28, 2018 (the “Registration Statement”) and the prospectus (the “Prospectus”) of the Company included in the Registration Statement, with the Securities and Exchange Commission (the “Commission”) for the offer and resale by the selling security-holders identified in the Registration Statement of 25,000,000 Class A common shares of the Company issuable pursuant to the exercise of warrants.

In connection therewith, we have reviewed the discussion set forth under the caption “Material Non-United States Tax Considerations – Material Canadian Federal Income Tax Considerations” in the Registration Statement (the “Discussion”).

Subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Discussion as of the effective date hereof (except for the representations and statements of fact of the Company and the statements of Marshall Islands law, included in the Discussion, as to which we express no opinion). In delivery of this opinion, we have relied upon an Officer’s Certificate duly executed by an officer of the Company as to the matters certified therein. We have made no independent investigation or verification of the statement and representations contained in the Officer’s Certificate and have assumed that the information therein is true, accurate and complete.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and Prospectus. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP